Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE dated as of October 4, 2023 (this “Second Supplemental Indenture”), is by and among DARDEN RESTAURANTS, INC., a Florida corporation (the “Company”), COMPUTERSHARE TRUST COMPANY, N.A., as successor in interest to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Base Trustee”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the “Series Trustee”).

RECITALS OF THE COMPANY

WHEREAS, pursuant to the Indenture, dated as of January 1, 1996, between the Company and the Base Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of February 20, 2018, between the Company and the Base Trustee (the “Base Indenture”), the Company may from time to time issue and sell Securities in one or more series;

WHEREAS, the Company desires to appoint U.S. Bank Trust Company, National Association to serve as a successor Trustee under the Base Indenture solely with respect to the debt securities of any series first issued and authenticated under the terms of this Second Supplemental Indenture on or after the Effective Date (the “New Debt Securities”);

WHEREAS, Section 901 of the Base Indenture permits the Company when authorized, and the Trustee, at any time and from time to time, to enter into a supplemental indenture for the purposes of evidencing and providing for the acceptance of appointment under the Base Indenture by a successor Trustee with respect to the debt securities of one or more series and adding or changing any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 611 of the Base Indenture, and amending certain provisions of the Base Indenture solely with respect to any New Debt Securities;

WHEREAS, the Company desires to appoint the Series Trustee as a successor Trustee, to succeed the Base Trustee as Trustee for the New Debt Securities;

WHEREAS, the Company desires the Base Trustee to continue to serve as the Trustee under the Base Indenture (as amended and supplemented from time to time) in connection with the securities listed in Annex A hereto (the “Old Debt Securities”);

WHEREAS, pursuant to Section 610 of the Base Indenture, the appointment of the Series Trustee with respect to the New Debt Securities is effective upon acceptance of the appointment by the Series Trustee; and

WHEREAS, the Series Trustee is willing to and by its execution of this Second Supplemental Indenture does hereby accept the appointment as Trustee for all New Debt Securities.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, for the benefit of all holders of all the New Debt Securities, as follows:

1. Terms used in this Second Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Base Indenture. As used in this Second Supplemental Indenture, the following terms shall have the meanings indicated below:

“Effective Date” means the date first above written.

“Supplemented Indenture” means the Base Indenture, as modified and supplemented by this Second Supplemental Indenture.

2. Notwithstanding the foregoing, all the rights, powers, trusts and duties of the Trustee solely with respect to the Old Debt Securities shall continue to be vested in the Base Trustee. For the avoidance of doubt, the Base Trustee and the Company each hereby agree and acknowledge that on and after the Effective Date, the Base Trustee shall remain as the Trustee under the Supplemented Indenture solely with respect to the Old Debt Securities.

3. The Base Trustee hereby represents and warrants to the Company and the Series Trustee as follows:

(a) the Base Trustee understands that all of the rights, powers, trusts and duties of the Trustee outlined in the Supplemented Indenture solely with respect to any New Debt Securities are hereby assigned, delivered and conveyed to the Series Trustee; and

(b) this Second Supplemental Indenture has been duly and validly authorized, executed and delivered by the Base Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

4. The Series Trustee hereby represents and warrants to the Base Trustee and to the Company that:

(a) the Series Trustee is qualified and eligible under the provisions of Article Six of the Base Indenture to accept its appointment as a successor Trustee solely with respect to all New Debt Securities;

(b) the Series Trustee has full power and authority to execute and deliver this Second Supplemental Indenture and to perform its obligations hereunder and under the Supplemented Indenture; and

(c) this Second Supplemental Indenture has been duly and validly authorized, executed and delivered by the Series Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

5. The Company hereby represents and warrants to the Base Trustee and the Series Trustee that:

(a) no Event of Default has occurred and is continuing;

(b) the Base Trustee has been properly replaced as Trustee effective as of the Effective Date under the terms of the Base Indenture solely with respect to all New Debt Securities;

(c) all conditions relating to the appointment of U.S. Bank Trust Company, National Association as a successor Trustee under the terms of the Base Indenture solely with respect to all New Debt Securities under the Supplemented Indenture have been met by the Company; and

(d) this Second Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

6. As of the Effective Date, (i) the Company hereby appoints the Series Trustee as Trustee under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture; and (ii) the Base Trustee hereby assigns, transfers, delivers and confirms to the Series Trustee all right, title, and interest of the Base Trustee in and to the trust under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture and all the rights, powers and trusts of the Trustee under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture. The Series Trustee hereby accepts its appointment as Trustee under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture and accepts the rights, powers, trusts and duties under the Supplemented Indenture solely with respect to all New Debt Securities under the terms of the Supplemented Indenture upon the terms and conditions provided for herein with like effect as if originally named as the Trustee under the Supplemented Indenture solely with respect to all Securities of any series issued and authenticated on or after the Effective Date under the terms of the Supplemented Indenture.

7. The Company and the Base Trustee shall, for the purposes of more fully and certainly vesting in and confirming to the Series Trustee the rights, powers, trusts and duties hereby assigned, transferred, delivered and conveyed solely with respect to all New Debt Securities issued and authenticated under the Supplemented Indenture, agree, upon reasonable written request of the Series Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Series Trustee.

8. Nothing in this Second Supplemental Indenture shall constitute such Trustees co-trustees of the same trust, and each of the Base Trustee and the Series Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other Trustee.

9. The Company shall remain obligated under Section 607 of the Base Indenture to compensate, reimburse and indemnify the Base Trustee in connection with its role as Trustee for the Old Debt Securities issued before the Effective Date under the Base Indenture.

10. With respect to any New Debt Securities, as used in the Supplemented Indenture, the term “Corporate Trust Office” is amended and restated to be defined as “the designated office of the Series Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at for purposes of payment only at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Relationship Manager – Vicki B. Bellamy, and for all other purposes hereunder is located at 6410 Southpoint Parkway, Suite 200, Jacksonville, FL 32216, Attention: Global Corporate Trust Relationship Manager – Vicki B. Bellamy or such other address as the Series Trustee may designate from time to time by notice to the Holders and the Company.”

11. Solely with respect to any New Debt Securities issued on or after the Effective Date under the Supplemented Indenture, Section 205 of the Base Indenture is hereby amended and restated as follows:

Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

12. Solely with respect to all New Debt Securities issued and under the Supplemented Indenture, as used in the Supplemented Indenture, in Section 614 of the Base Indenture, “Norwest Bank Minnesota, National Association” shall be deemed replaced with “U.S. Bank Trust Company, National Association”.

13. Section 704 of the Base Indenture is hereby amended by deleting “; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission”.

14. Section 303 of the Base Indenture is hereby amended by deleting each reference to “manual or facsimile” and replacing such deleted language with “manual, facsimile or electronic”.

15. The Base Indenture shall remain in full force and effect except to the extent that the provisions of the Base Indenture are expressly modified by the terms of this Second Supplemental Indenture, and corresponding changes to the forms of note annexed to the Base Indenture shall be deemed made pursuant hereto.

16. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof to the extent that the laws of a jurisdiction other than the State of New York would be indicated thereby.

17. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Second Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

18. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

To the Base Trustee:	Computershare Trust Company, N.A. 1505 Energy Park Drive St. Paul, MN 55108 Attention: Corporate Trust Services – Administrator for Darden Restaurants Email: [Omitted]

To the Series Trustee:

U.S. Bank Trust Company, National Association
6410 Southpoint Parkway, Suite 200

Jacksonville, FL 32216

Attention: Global Corporate Trust Relationship Manager – Vicki B. Bellamy
Telephone: (904) 358-5382
Email: [Omitted]

To the Company:	Darden Restaurants, Inc. 1000 Darden Center Drive Orlando, Florida 32837 Attention: General Counsel Telephone: (407) 245-4000 Email: [Omitted]

Each of the Series Trustee and the Base Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Second Supplemental Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to Trustee). Notwithstanding the foregoing, either of the Series Trustee or the Base Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Base Trustee or the Series Trustee, as applicable, in lieu of, or in addition to, any such electronic Notice.

The Base Trustee agrees to accept and act upon instructions or directions pursuant to this Second Supplemental Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that, upon request, the Company shall provide to the Base Trustee an incumbency certificate listing designated persons with the authority to provide such instructions.

The Series Trustee agrees to accept and act upon instructions or directions pursuant to this Second Supplemental Indenture sent by the Company by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that, upon request, the Company shall provide to the Series Trustee an incumbency certificate listing designated persons with the authority to provide such instructions. As of the Effective Date, the Base Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by the Base Trustee in its capacity as Trustee under the Supplemented Indenture and reimbursement in full of the expenses, disbursements and advances incurred or made by the Base Trustee in its capacity as Trustee in accordance with the provisions of the Supplemented Indenture. Solely with respect to all New Debt Securities, the Base Trustee acknowledges that it relinquishes any claim it may have with respect to such Securities under Section 607 of the Base Indenture.

19. In acting hereunder, the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by each of the Base Trustee and the Series Trustee, in all of their respective capacities thereunder as if set forth herein in full.

20. Upon the execution and delivery of this Second Supplemental Indenture, the resignation of the Base Trustee with respect to the New Debt Securities shall become effective to the extent provided herein and the Series Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Base Trustee with respect to all New Debt Securities.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered as of the day and year first above written.

DARDEN RESTAURANTS, INC.

By:	/s/ Scott Brophy
Name: Scott C. Brophy
Title: Vice President and Treasurer

[Signature Page to the Second Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., AS BASE TRUSTEE

By:	/s/ Daniel Woods
Name: Daniel Woods
Title: Vice President

[Signature Page to the Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS SERIES TRUSTEE

By:	/s/ Vicki B. Bellamy
Name: Vicki B. Bellamy
Title: Vice President

[Signature Page to the Second Supplemental Indenture]

Annex A

Old Debt Securities

3.85% SENIOR NOTES DUE 2027	CUSIP No. 237194AL9

6.00% SENIOR NOTES DUE 2035	CUSIP No. 237194AE5

6.80% SENIOR NOTES DUE 2037	CUSIP No. 237194AH8

4.55% SENIOR NOTES DUE 2048	CUSIP No. 237194AM7

A-1